Exhibit 10.29

AGREEMENT FOR THE PURCHASE OF ALL OF THE
EQUITY INTERESTS OF
MAGNA ENERGY SERVICES, LLC

THIS AGREEMENT FOR THE PURCHASE OF EQUITY INTERESTS OF MAGNA ENERGY SERVICES, LLC (the “Agreement”) made this 30th day of September 2010 (the “Effective Date”), by and between Magna Energy Services, LLC, a New Mexico corporation (“Magna”), JIM ADUDDELL, ADAM KELLY AND SHAWN BOHANNON, being all of members and equity interest holders of Magna (the “Sellers”), and GeoBio Energy, Inc., a publicly traded Colorado corporation (hereinafter either the “Purchaser” or “GeoBio”), for the purpose of setting forth the terms and conditions upon which the Sellers will sell to GeoBio one hundred percent (100%) of Magna’s issued and outstanding equity interests and equivalents (hereinafter defined).

WITNESSETH:

WHEREAS, the Sellers and GeoBio shall appoint a mutually agreeable escrow agent acceptable to, and for the benefit of, the Sellers, to manage the transfer of consideration received from GeoBio for the sale of the Equity Interests (hereinafter defined) of Magna.  Magna shall bear any and all commissions or other transaction fees payable to ABC Advocate Business Consultants, Inc.

NOW, THEREFORE, in consideration of the mutual promises, covenants and representations contained herein, the parties herewith agree as follows:

ARTICLE I
SALE OF SHARES OF EQUITY INTERESTS

1.01           Sale of Shares.  Subject to the terms and conditions of this Agreement, the Sellers agree to sell to GeoBio, one hundred percent (100%) of the total issued and outstanding Equity Interests, securities convertible into Equity Interests and all Equity Interests equivalents of Magna held by the Sellers in such amounts as set forth in Schedule 1.01, as of the date first written above (herein collectively referred to as the “Equity Interests”), and GeoBio agrees to purchase the Equity Interests for a total purchase price of Three Million, Two Hundred Thousand and 00/100 U.S. Dollars ($3,200,000.00)(the “Purchase Price Consideration”), which Purchase Price Consideration based, in significant part, upon Magna’s stated 12-month trailing EBITDA as of August 31, 2010 (the “Stated 12-MonthEBITDA”), of Eight Hundred Thirty-three Thousand, Three Hundred Forty-nine U.S. Dollars ($833,349.00).   The Purchase Price Consideration shall be adjustable downward, in the event that the verifiable 12-month trailing EBITDA upon the date of the Maturity Date (defined in Section 1.01(a), below) is lower than Magna’s Stated 12-Month EBITDA by more than ten percent (10%), proportionally to the EBITDA short-fall (the “EBITDA Adjustment”).  The Purchase Price Consideration shall be further subject to the terms, conditions, covenants and rescission rights as stated in Article IV and Article V and to the terms and conditions of this Agreement, generally, and payable as follows:

(a)
Short Term Notes. Upon Closing, GeoBio shall tender “take-out” promissory notes to each of the Sellers, which shall each have a maturity date of ninety (90) days following the Closing (the “Maturity Date”) and provide interest of eight percent (8%) on an annualized basis, and which shall be secured by the Equity Interests (each a “Take-Out Note” or collectively the “Take-Out Notes”), as follows: to (i) Jim Aduddell, Two Million, Eighty Thousand U.S. Dollars ($2,080,000.00); (ii) Adam Kelly, Eight Hundred Thousand U.S. Dollars ($800,000.00); and to  (iii) Shawn Bohannon, Three Hundred Twenty Thousand U.S. Dollars ($320,000.00), each less a proportionate amount for the Down Payment (defined in Section 1.06), and each of which shall be prorated for any required EBITDA Adjustment, as identified in Section 1.01, above.  Additionally, the actual amount of the principal payment due on each Take-Out Note shall remain adjustable even after provision of the Take-Out Notes at Closing, based upon any EBITDA Adjustment, as detailed in Section 1.01, above, that is revealed to be required based upon the review of Magna’s financial condition and financial statements, based upon Generally Acceptable Accounting Principles (“GAAP”), performed at GeoBio’s expense, during the 90-day period for which the Take-Out Notes are in effect.  The parties acknowledge that GeoBio intends to obtain the financing to retire the Take-Out Notes prior to their Maturity Date, through a third-party financing (the “Financing”);

(b)	Employment Contracts. Certain current managers of Magna shall remain employed on a full time basis, as set forth below:

Adam Kelly                                --           Three (3) years
Shawn Bohannon                                --           Three (3) years

(i) Adam Kelly and Shawn Bohannon shall negotiate, in good faith, employment agreements with GeoBio to continue serving as management for Magna, which shall be provided at Closing, substantially in the form attached hereto as Exhibit 1.01(b), and finalized prior to or upon the Maturity Date (the “Employment Agreements”).  Upon completion of the three year (3) period above, the parties shall re-evaluate the terms of the Employment Agreements, on a quarterly basis, in connection with the potential renegotiation of terms, duties and extension of Mr. Kelly’s and/or Mr. Bohannon’s employment for additional periods.

(ii) Adam Kelly and Shawn Bohannon shall, subject to their continuing employment over the three (3) year term additionally be offered participation in GeoBio’s (i) Employee Stock Option Plan and (ii) annual bonus program, which GeoBio shall implement within Forty-five (45) days following the Closing, which shall be based on revenue and EBITDA growth.

1.02           Escrow Agent/Broker.  The parties agree that Adam Harrison Bell, Esq., P.O. Box 1468, Farmington, NM 87499-1468, shall serve as escrow agent (“Escrow Agent”), whom shall act on behalf of both parties to hold, during the period for which the Take-Out Notes are in effect and not otherwise in default, the Down Payment, Equity Interests, Take-Out Notes, Financial Statements (defined in several forms in Articles II and V) and all certificates, corporate books and records of Magna to coordinate the delivery of the payment of the Take-Out Notes and in exchange for release from escrow of the Equity Interests and all certificates, Financial Statements, corporate books and records of Magna (the “Corporate Documents,” as detailed in Section 2.13), and to coordinate distribution of the Purchase Price Consideration plus interest to retire the Take-Out Notes.  Magna shall bear any and all commissions payable to Bill Bumstead and/or ABC Advocate Business Consultants, Inc., and all other transaction fees associated with the Closing of the Agreement.

1.03           Exchange.  It is agreed that the entire Purchase Price Consideration plus accrued interest will be transferred to the Escrow Agent by GeoBio prior to or upon the Maturity Date, in exchange for the Equity Interests and Corporate Documents (defined herein) of Magna (to the extent such Corporate Documents have not at such time been transferred in connection with the audit and/or other required due diligence) purchased by way of this Agreement.  The Equity Interests to be delivered to GeoBio by Magna shall be at the time of transfer to the Escrow Agent held in the name(s) and denomination(s) as detailed in Schedule 1.01, but with sufficient stock powers of transfer to GeoBio such that they shall not require additional signatures of Sellers upon release from escrow.  Actual copies of stock certificates or other evidence of equity ownership are attached hereto at Exhibit 1.03 (which shall show 100% of the issued and outstanding Equity Interests of Magna), and shall remain with the Escrow Agent until the transaction closes, at which point the Escrow Agent:  (i) shall forward the Equity Interests and the Corporate Documents of Magna to GeoBio; (ii) shall transfer the Purchase Price Consideration plus interest to the Sellers’ designated account(s) to the Sellers, and (iii) take such other actions as necessary to close the transaction as contemplated herein.

1.04           Opening of Escrow.  Upon both the signing of this Agreement and the receipt, by the Escrow Agent, of delivery of either (i) the Take-Out Notes and/or (ii) the Equity Interests and Corporate Documents, the escrow shall be opened and in effect.

1.05           Date of Closing.  The Closing will take place on or before October 1, 2010 (the “Closing Date”), under the terms described in Article IV of this Agreement at the offices of Escrow Agent.

1.06           Down Payment.  Purchaser shall deposit with the Escrow Agent a cash payment in the amount of  One Hundred Thousand Dollars ($100,000.00) as a non-refundable down payment (the “Down Payment”) on, and credit toward, the Purchase Price Consideration  (credited proportionally as to the total value of each Take-Out Note), in exchange for the Sellers’ agreement not to solicit or accept any directly competing offers for  any interest, equity or otherwise, in Magna from the date of this Agreement through the earlier of the Maturity Date or payment the Take-Out Notes; provided, however, in the event Purchaser fails to perform its obligation to close the transaction contemplated herein, the Down Payment shall constitute liquidated damages and shall be forfeited by Purchaser and retained on behalf of the Sellers.  In the event Purchaser fails to deposit the Down Payment with Escrow Agent within ten (10) days following the Closing of this Agreement, this Agreement shall terminate.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

Magna and the Sellers hereby represent and warrant to GeoBio, the following:

2.01           Organization.  Magna is a corporation duly organized in the State of New Mexico and has all necessary corporate powers to conduct business.  All actions taken by the incorporators, directors and/or shareholders of Magna have been valid and in accordance with the laws of the State of New Mexico.

2.02  Auditability.                                Magna shall provide all financial information necessary for GeoBio to construct accurate financial statements, which financial statements shall include 2008, 2009 and the first three quarters for 2010 income statements, balance sheets, and statements of cash flow, consisting of accrual based financial statements and supporting schedules including balance sheets, income statements and statement of cash flows for the required periods identified.  Magna and the Sellers shall confirm, in connection with the provision of any and all such information requested by GeoBio in order to enable GeoBio to create the income statement, balance sheet and statement of cash flow for fiscal years 2008, 2009 and the first three quarters for 2010 in accordance GAAP, that the Magna operations and financial information related thereto are auditable.  GeoBio shall pay one hundred percent (100%) of the costs of a PCAOB audit of Magna’s books and records.

2.03           Capital.  All (100%) of the outstanding Equity Interests of Magna, which includes any and all rights to Equity Interests whether or not currently outstanding, consists of in such amounts as set forth in Schedule 1.01units (collectively, the units and any and all equity interests or equivalents and/or other forms of equity are referred to collectively as the Equity Interests, as set forth above).  The total amount of Equity Interests, and the named holders or beneficiaries thereof, as stated on Schedule 1.01, shall not change, for any reason, during the period between the execution of this Agreement and the retirement of the Take-Out Notes, unless with the prior written consent of GeoBio.  At the Closing, one hundred percent (100%) of all of the outstanding Equity Interests shall be transferred to the Escrow Agent for the benefit of GeoBio, and unconditionally released by the Escrow Agent to GeoBio upon GeoBio’s retirement of the Take-Out Notes.  Additionally, other than the Equity Interest as stated on Schedule 1.01, there will be no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating Magna to issue or to transfer from treasury any additional shares of its Equity Interests, whatsoever, unless with the prior written consent of GeoBio.  Furthermore, the Sellers represent that they have title to, or the authority to direct, all outstanding shares of Equity Interests as fully paid and non-assessable and in accordance with the State of New Mexico corporate law and the applicable securities laws of the United States.

2.04           Financial Statements and Tax Returns.  Within fifteen (15) days of the execution of this Agreement, Magna shall deliver to GeoBio true and complete copies of the unaudited financial statements, as defined in section 2.02, and true and complete copies of Magna’ federal and state income tax returns for its 2008 and 2009 tax years.

2.05   Absence of Changes.  Magna warrants and represents that since December 31, 2009, there have been no changes in the financial condition or operations of Magna except for changes in the ordinary course of business or as a result of customary seasonal variations.

Closing Financial Statements.  Any changes to the financial condition of Magna, or absence thereof, will be evidenced by true and complete copies of the financial statements as of the August 31, 2010, to be submitted to GeoBio within fifteen (15) days of the Closing (the “Closing Financial Statements”).  A list referred to as “Schedule 2.05(a),” which references the existing and ongoing liabilities to be taken over by GeoBio will be provided within fifteen (15) days of the Closing Date, which Schedule 2.05(a) will be deemed accepted by GeoBio, upon GeoBio’s review and signature of Schedule 2.05(a), prior to or at the Closing Date, but subject to any discrepancies revealed under GeoBio’s audit of Magna’s financial statements undertaken between the Closing Date and the Maturity Date of the Take-Out Notes (or prior retirement thereof).  The Closing Financial Statements shall accurately depict the financial condition of Magna as of the Closing Date, and; subsequent thereto, Magna shall not, except in the ordinary course of business, purchase, or enter into any contracts to purchase, any assets, nor dispose, assign, transfer, or encumber any assets shown on the Closing Financial Statements without the written consent of GeoBio.

.

2.06           Liabilities.  Magna, at the signing of this Agreement, does not and will not, as of Closing, have any debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected in the corporate records of Magna submitted to GeoBio and/or included in Schedules 2.05(a), 2.07 and 2.10 (the “Liabilities”).  Such Liabilities shall not substantially change between the Closing and the retirement of the Take-Out Notes, and shall only change due to budget or expense variations occurring in the ordinary course of business which Working Capital amount shall not substantially change (“substantially” for these purposes meaning by greater than 10%).  Additionally, the Sellers represent:

(a)
Other than those disclosed herein, Magna is not aware of any pending, threatened or asserted claims, lawsuits or contingencies involving Magna.  There is no other dispute of any kind between Magna and any third party, and no such dispute will exist at either the (i) Closing; or (ii) retirement of the Take-Out Notes; and

(b)
At the time of the delivery of the Take-Out Notes at the Closing, the assets of Magna shall be free and clear of all liens and encumbrances EXCEPT assumed liabilities listed on list referred to as “Schedule 2.06(b)”, which Schedule 2.06(b) shall be delivered to GeoBio within fifteen (15) days from the Closing.

2.07           Tax Returns.  Within the times and in the manner prescribed by law, Magna will file all federal, state, and local tax returns required by law, and pay any and all taxes due, for periods prior to the January 1, 2010 and for subsequent periods due or coming due prior to the retirement of the Take-Out Notes.  The Sellers agree to prepare and file Magna’s final LLC tax return for the period January 1, 2010 and for subsequent periods due or coming due prior to the retirement of the Take-Out Notes, and pay any and all taxes due,  and shall furnish a copy thereof to GeoBio upon filing the same with the IRS and other taxing authorities.  Magna has paid, or will pay by the Closing, all taxes, assessments, and penalties due and payable.  .  The Sellers agree that GeoBio and/or Magna are hereby indemnified by the Sellers from any liability, damages and expenses arising in connection with Magna’ federal and state income tax returns for 2009 and prior years and for subsequent periods due or coming due prior to the retirement of the Take-Out Notes that are affected by the results of any IRS review. There shall be no other taxes of any kind due or owing except the following:  federal excise taxes which come due after payments for subsequent periods due or coming due prior to the retirement of the Take-Out Notes; employee payroll taxes and for subsequent periods due or coming due prior to the retirement of the Take-Out Notes; a list referred to as “Schedule 2.07” which references the federal excise taxes, segment fees taxes and employee payroll taxes payable by GeoBio, in connection with the successful completion of its acquisition of Magna, upon both the (i) Closing and (ii) retirement of the Take-Out Notes will be provided prior to Closing.  Schedule 2.07 will be deemed accepted by GeoBio upon GeoBio’s review and signature of Schedule 2.07, within fifteen (15) days of the Closing.

2.08           Ability to Carry Out Obligations.  The Sellers have the right, power, and authority to enter into, and perform their obligations under this Agreement.  The execution and delivery of this Agreement by the Sellers and the performance by the Sellers of their obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which Magna, its officers, directors or the Sellers are a party, or by which they may be bound, nor will any consents or authorizations of any party other than those hereto be required, or (b) an event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of Magna or upon the shares of Equity Interests.

2.09           Full Disclosure.  To the best of the Sellers’ knowledge, information and belief, none of the representations and warranties made by, or included in, any certificate or memorandum furnished or to be furnished by the Sellers, Magna, or on their behalf, contain or will contain any untrue statement of a material fact, or omit any material fact the omission of which would be misleading.

2.10    Contracts and Leases.  Magna is not a party to any contract, excepting its lease for real property, a copy of which is attached hereto as Exhibit 2.10 (the “Magna Real Property Lease”), agreement or lease except as shown and identified on “Schedule 2.10,” copies of which will be supplied to GeoBio within fifteen (15) days of the Closing.  No person holds a power of attorney from Magna or the Sellers.  To the extent that the Sellers are listed as parties, individually, to the Magna Real Property Lease, GeoBio agrees to assume the obligations of the Seller(s) to the Magna Real Property Lease, subject to the lessor’s approval.

2.11    Compliance with Laws.  To the best of the Sellers’ knowledge, information and belief, Magna has complied with, and is not in violation of any federal, state, or local statute, law, and/or regulation pertaining to Magna.  For the purposes of additional specification and not in any way to limit the forgoing, to the best of the Sellers’ knowledge, information and belief, Magna has complied with all federal and state (i) environmental laws and regulations in its conduct of business, (ii) immigrations laws and regulations in its employments and/or labor practices, and (iii) securities laws and regulations in connection with the offer, sale and distribution of its securities.

2.12    Litigation.  Except as otherwise disclosed herein, Magna is not a party to any existing or pending suit, action, arbitration, or legal, administrative, or other proceeding, or prior, existing or pending governmental investigation. Furthermore, Magna is not subject to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

2.13           Corporate Documents. Copies of each of the following documents, which are true, complete and correct in all material respects, will be submitted by or on behalf of Magna and the Sellers to the Escrow Agent within fifteen (15) days of the Closing, to be released to GeoBio upon the retirement of the Take-Out  Notes:

(i)	All of Magna’s customer/client lists, customer/client contracts, and master service agreements (and/or similar agreements) between Magna and Magna’s customers and clients;

(ii)	All of Magna’s material contracts;

(iii)	Articles of Organization and Operating Agreements and or Membership Agreements, and/or other corporate governance documents;

(iv)	All of Magna’s By-laws;
(v)	Consent of the Managers and Members of Magna to this Agreement, also attached hereto as Exhibit 2.13(v) ;

(vi)	List of current Managers and Members on the Closing date;

(vii)	All financial statements (“Closing Financial Statements” or otherwise), required in Article II;

(viii)	All Schedules as required in Article II;

(ix)	New Mexico Corporation Commission Filing Receipt or other documentation to show good standing;

(ix)	Copies of all federal and state income tax returns, if available or representation that there are no taxes owing;

(x)	Membership/Equity Unit register and stock certificates (if any) of Magna;
(xi)	Corporate minute book of Magna with all updated entries and filings;

2.14           Corporate Filings.  All minutes, consents, resolutions, licenses, registrations or other documents filed with and federal, state, or local governmental body or agency shall at the Closing to be delivered to GeoBio and be valid and in accordance with the laws of the State of New Mexico.

2.15           Title.  The Sellers have good title to the shares of Equity Interests being sold to GeoBio, pursuant to this Agreement.  The Equity Interests will be, at the Closing, free and clear of all liens, security interests, pledges, charges, claims, encumbrances and restrictions of any kind.  Except as provided in this Agreement, the Sellers and Magna are not parties to any agreement which offers or grants to any person the right to purchase or acquire any of the shares of Equity Interests.  The Sellers and Magna are not aware of any applicable local, state or federal law, rule, regulation, or decree which would, as a result of the purchase of the shares of Equity Interests by GeoBio impair, restrict or delay voting rights with respect to the shares of Equity Interests delivered by the Sellers.  The Sellers shall act in good faith at all times and act expediently to complete the transaction contemplated herein.

2.16           Representations.  All representations set forth in Article II shall be true as of the Closing and all such representations shall survive the Closing for a period of two (2) years.

ARTICLE III
INVESTMENT INTENT

3.01           Transfer Restrictions.                                             The Sellers and GeoBio agree and acknowledge that the Equity Interests being acquired pursuant to this Agreement may not be sold, pledged, assigned, hypothecated or otherwise transferred, unless such shares are registered under or in compliance with Rule 144 of the Securities Act of 1933 or other exemption from registration under the Act.

ARTICLE IV
CLOSING

4.01           Closing.  The Closing of the transaction will occur on or before October 1, 2010, at such time as mutually agreed to by the parties, at the offices of Escrow Agent.

4.02           Documents and Materials to be Delivered at Closing or Within Fifteen (15) Days thereafter.  As part of the Closing, the following, in form reasonably acceptable to counsel to the parties, shall be delivered to the Escrow Agent:

(a)           By the Sellers:

(i)
100% of the issued and outstanding Equity Interests of Magna with sufficient stock powers of transfer to GeoBio such that they shall not require additional signatures of the Sellers upon the Escrow Agent’s release of such Equity Interests from escrow;

(ii)	Copies of all of the business and corporate records of Magna that are in the possession of the Sellers or Magna;

(iii)	Such other documents of Magna that are executed in the normal course of business; and

(iv)	Within fifteen (15) days of Closing, those documents and records listed in Section 2.13 of this Agreement.

(b)           By GeoBio;

(i)	Within ten (10) days of the Closing, the cash Down Payment in the amount of $100,000.00, as set forth on Section 1.06;

(ii)	The Take-Out Notes, subject to the EBITDA Adjustment and reduced proportionally by amount of the Down Payment; and

(iii)	The form Employment Agreements, whether then interim or finalized for the promised three (3) year period following the Maturity Date.

ARTICLE V
COVENANTS SUBSEQUENT TO CLOSING

The parties mutually agree to the following conditions subsequent:

5.01           Conduct of Business.  Subsequent to Closing and prior to GeoBio’s payment in full and retirement of the Take-Out Notes:

(a)
 Magna shall conduct its business in the normal course of business under the same direction of the current Members and Management as of the Closing, unless with prior written consent of GeoBio; maintain its ordinary policies and procedures with respect to obtaining, retaining and servicing customers, unless with prior written consent of GeoBio; employ the same employees, consultants contractors or subcontractors, and marketing procedures, unless with prior written consent of GeoBio.  Additionally, subsequent to Closing and prior to GeoBio’s retirement of the Take-Out Notes, Magna shall not, without the approval of GeoBio, (i) sell, pledge, assign or dispose of any assets, except in the ordinary course of business or as contemplated herein; provided however, that Magna and the Sellers shall provide written notice of any  expenditures or Liabilities incurred in excess of Five Thousand Dollars ($5,000.00) within four (4) calendar days of incurring such expense or Liabilities, (ii) amend its Articles of Organization, Membership Agreements, Operating Agreements and/or Bylaws, (iii) redeem or sell any Equity Interests or stock or other securities (which in no event shall be deemed in the normal course of business), (iv) commit to or issue any options, warrants or shares of Equity Interests or convertible into Equity Interests of Magna, or any Equity Interests or equivalents thereof; (v) enter into any debt, loan, debenture or encumbrance arrangement with respect to Magna or its principal equity holders, members or managers of Magna, (vi) acquire any assets or enter into any contract, guarantee obligations of any third party, except in the ordinary course of business, or (vii) enter into any other transaction not in the normal course of business; and

(b)
Prior to GeoBio’s payment in full and retirement of the Take-Out Notes, GeoBio shall not make any contact with customers or employees (excepting the Sellers) of Magna, except as otherwise agreed to by the parties.  The Sellers, Magna and GeoBio will maintain open lines of communication and work cooperatively to inform the other party regarding the ongoing financial and operational status of the company.

5.02 Take-Out Financial Statements.  As a condition to GeoBio’s retirement of the Take-Out Notes, Magna shall provide updated Closing Financial Statements, which shall accurately depict the financial condition of Magna as of the retirement of the Take-Out Notes (which shall occur no later than the Maturity Date(s) of the Take-Out Notes) (the “Take-Out Financial Statements”), which shall not be substantially different from Closing Financial Statements.  To the extent that the verifiable 12-month trailing EBITDA upon the date of the Maturity Date (defined in Section 1.01(a), below) is lower than Magna’s Stated 12-Month EBITDA by more than ten percent (10%), the Purchase Price Consideration (the principal plus interest of the Take-Out Notes) shall be adjustable downward proportionally to the EBITDA short-fall, subject to the EBITDA Adjustment, as set forth in Section 1.01,   and/or Termination, as set forth in Section 6.02, below.

(a)
If no EBITDA Adjustment is required upon the Maturity Date, then GeoBio shall pay the Take-Out Notes in full, and the Escrow Agent shall release Escrow consistent with the terms and conditions of this Agreement; however,

(b)	If, upon the Maturity Date, it is determined that an EBITDA Adjustment is required, then the parties shall proceed based on the following three alternatives:

(1)	GeoBio and the Sellers may mutually elect to renegotiate the Purchase Price Consideration, in good faith, and the terms and conditions or payment associated therewith;

(2)
The Sellers may, upon the Maturity Date or thereafter at any time, notwithstanding any good faith efforts toward the renegotiation of the Purchase Price Consideration, as set forth in 5.02(1), terminate and rescind this Agreement, and shall immediately return the Down Payment to GeoBio in full, upon receipt from GeoBio of third party evidence demonstrating that GeoBio is ready and able to pay, in full, the Take-Out Notes, consistent with the value of the Take-Out Notes following any EBITDA Adjustment to Purchase Price Consideration.  In the event that GeoBio is not able to provide such evidence, Sellers shall not be required to return the Down Payment to GeoBio;

(3)
GeoBio may, upon the Maturity Date or thereafter at any time, notwithstanding any good faith efforts toward the renegotiation of the Purchase Price Consideration, as set forth in 5.02(1), terminate and rescind this Agreement, in which event the Sellers shall be entitled to keep the Down Payment and Escrow Agent Shall release the Down Payment, in the form of liquidated damages, to the Sellers at the Sellers’ instructions.

(a)
Working Capital of the Company at the Retirement of the Take-Out Notes.  At the Retirement of the Take-Out Notes, Magna shall have Working Capital of Three Hundred Fifty Thousand U.S. Dollars ($350,000.00).  For the purposes of this paragraph, “Working Capital” shall consist of all Accounts Receivable, plus inventory at cost, plus cash, less Accounts Payable.  All work in progress performed through the retirement of the Take-Out Notes, whether billed or not, shall be included in Accounts Receivable and shall be allocated a dollar value, which shall be mutually agreed upon, prior to the retirement of the Take-Out Notes.  If at the retirement of the Take-Out Notes the Working Capital is less than Three Hundred Fifty Thousand U.S. Dollars ($350,000.00), then GeoBio shall reduce the Take-Out Notes by the amount of the difference.  If at the retirement of the Take-Out Notes the Working Capital is greater than Three Hundred Fifty Thousand U.S. Dollars ($350,000.00), then the excess shall be distributed to the Sellers out of the cash portion of Working Capital.  In the event such distribution of cash to the Sellers is not sufficient to reduce the Working Capital to Three Hundred Fifty Thousand U.S. Dollars ($350,000.00), then GeoBio shall select Accounts Receivable to be assigned to the Sellers in an amount equal to the remaining difference.

5.03           Change of Management.  Upon retirement of the Take-Out Notes, the current key managers not continuing with Employment Agreements, including but not limited to Adam Kelly and Shawn Bohannan, shall submit to GeoBio their written resignations to from their positions at Magna.  Additionally, upon retirement of the Take-Out Notes, all Members and Managers of the corporate entity, Magna Energy Services LLC, shall appoint GeoBio’s designee as Manager of the corporate entity, Magna Energy Services LLC, and shall resign Members and/or Manages thereof.

5.04           Non-Compete.  Magna, its principals and management pledge and agree that they shall not compete with the business of Magna, as acquired by the Purchaser, nor compete within Magna’ industry (a “Competing Business”) anywhere in the following states for a period of Five (5) years following Closing:
·	Colorado;
·	Utah;
·	Arizona;
·	New Mexico; and
·	Wyoming.

5.05           Environmental Surveys.  Subsequent to the Closing but prior to, and as a condition of, the retirement of the Take-Out Notes, GeoBio shall have received the results of environmental surveys of the assets, operations and/or rental of personal properties of Magna including a “Phase I” Environmental Survey, as required by federal, state and local regulations, and GeoBio shall be satisfied with, and approve of, the results thereof.  Such “Phase I” Environmental Survey shall be initiated immediately upon the Escrow Agent’s receipt of the Down Payment from GeoBio, and conducted, at Magna’s expense, by a certified consultant approved by GeoBio.  The “Phase I” Environmental Survey, if necessary, shall not be considered an expense within the ordinary course of business, but nevertheless shall be pre-approved by GeoBio.  Seller’s shall be able to state at the retirement of the Take-Out Notes (and shall, at such time, so state and represent) that, to the best of their reasonable beliefs, as management and owners of Magna, the finding of the “Phase I” Environmental Survey remain valid and unchanged at the time of the retirement of Take-Out Notes as compared with the time such “Phase I” Environmental Survey was conducted, and that the Seller’s do not know of, expect, nor have any reason to suspect any pending changes in results of such “Phase I” Environmental Survey analysis.

5.06           Government Approvals.  Within fifteen (15) days of Closing, the Sellers will cooperate with GeoBio in filing certificates formalizing the business combination contemplated herein with the State of Colorado and New Mexico.

ARTICLE VI
REMEDIES

6.01           Arbitration.  Any controversy or claim arising out of, or relating to, this Agreement, or the making, performance, or interpretation thereof, shall be settled by arbitration in the State of New Mexico, County of San Juan, City of Farmington, in accordance with the Rules of the American Arbitration Association then existing, and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy.

6.02           Termination.  In addition to any other remedies, on or before the Closing date, GeoBio and/or the Sellers may terminate this Agreement pursuant to its terms or if any of the representations or warranties detailed herein have been breached.  Following the Closing, but prior to the retirement of the Take-Out Notes, GeoBio may continue evoke its right to terminate this Agreement pursuant to its terms or if any of the warranties detailed herein have been breached, or consistent with Section 5.02(b)(1), above, but the Sellers may only evoke its right to terminate the Agreement only upon the (i) the event of GeoBio’s failure to retire the Take-Out Notes by the Maturity Date of such Take-Out Notes or (ii) consistent with Section 5.02(b)(2), above.  In the event that either party validly terminates this Agreement for GeoBio’s failure to retire the Take-Out Notes by the Maturity Date of such Take-Out Notes, the Seller’s breach of any representations or warranties of this Agreement, or either party or both parties’ valid termination under Section 5.02(b), above, all Equity Interests, Corporate Documents and the Down Payment held by the Escrow Agent shall be, at the terminating party’s or parties’ proper notice of termination or default  to the Escrow Agent, returned to the respective party within fifteen (15) days of such proper notice of termination or default, and this agreement shall be rescinded and cancelled.  This Section 6.02, and Sections 1.02, 5.02, 6.02 and 7.01 of the Agreement shall survive any termination.

6.03           Sellers’ Indemnification of GeoBio.  The Sellers, jointly and severally, agree to indemnify GeoBio against all actual losses, damages and expenses caused by (i) any material breach of this Agreement or warranty by them or any material misrepresentation of the Sellers contained herein, or (ii) any misstatement of a material fact or omission to state a material fact required to be stated herein or otherwise necessary to make the statements herein not misleading.

6.04           Purchaser’s Indemnification of Sellers.  From and after Closing, the Purchaser and Magna shall indemnify and hold harmless Sellers from and against all liability, losses, damages and expenses (including, without limitation, interest, court costs, reasonable attorney’s fees and expenses) incurred by Sellers as a result of or arising out of Purchaser’s breach of or non-compliance with warranty or covenant contained in this Agreement (or Magna’s breach of or non-compliance with any representation, warranty or covenant contained in this Agreement, to the extent such breach occurred subsequent to GeoBio’s retirement of the Take-Out Notes).

6.05           Indemnifications Non-Exclusive.  The foregoing indemnification provisions are in addition to, and not in derogation of any statutory, equitable or common law remedy any party may have for breach of representation, warranty, covenant or agreement.

ARTICLE VII
CONFIDENTIALITY

7.01           Confidential Information.  Each party hereto will treat all non-public, confidential and trade secret information received from the other party as confidential, and such party shall not disclose or use such information in a manner contrary to the purposes of this Agreement.  Moreover, all such information shall be returned to the other party in the event this Agreement is terminated.  Following any termination, the parties agree to maintain confidentiality and are prohibited from disparaging each other party.

ARTICLE VIII
MISCELLANEOUS

8.01           Captions and Headings.  The article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

8.02           No Oral Change.  This Agreement and any provision hereof, may not be waived, changed, modified, or discharged, orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

8.03           Non Waiver.  Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressed in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

8.04           Time of Essence.  Time is of the essence of this Agreement and of each and every provision hereof.

8.05           Entire Agreement.  This Agreement, including any and all attachments hereto, if any, contains the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings.

8.06           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Facsimile signatures will be acceptable to all parties.

8.07           Notices.  All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, or on the second day if faxed, and properly addressed or faxed as follows:

If to GeoBio:

GeoBio Energy, Inc.
1100 Dexter Avenue, Suite 100
Seattle, WA 98109
Attn: Lance Miyatovich

With a copy to:

The Otto Law Group, PLLC
601 Union Street, Suite 4500
Seattle, Washington 98103
Attn: David M. Otto, Esq.

If to the Sellers:

Magna Energy Services, LLC
821 South Main Street
Aztec, NM 87410-2281

With a copy to:

C/O ABC Advocate Business Consultants, Inc.
33247 Fischer Peak Parkway, SFTR
Trinidad, CO 81082
Attention: Bill Bumstead

With a further copy to:

______________________

______________________

______________________

______________________

8.08           Binding Effect.  This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

8.09           Effect of Closing.  All representations, warranties, covenants, and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for in it, shall be true and correct as of the Closing and shall survive the Closing of this Agreement for two (2) years post closing.

8.10           Mutual Cooperation.  The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

[Signature blocks appear on the following page]

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.

Agreed to and accepted as of the date written above by:

MAGNA ENERGY SERVICES, LLC

_______________________________________
Name:
Title:

Members Individually:

_____________________________________
Jim Aduddell, 65% Shareholder

_____________________________________
Adam Kelly, 25% Shareholder

_____________________________________
Shawn Bohannon, 10% Shareholder

GEOBIO ENERGY, INC.

By: Lance Miyatovich
Its: Chief Executive Officer, Chairman

Schedule 1.01—Selling Equity Holders

In accordance with Section 1.01 of this Agreement, certificates and/or documentation evidencing the Equity Interests of Magna Energy Services, LLC, Inc., shall be transferred and assigned to GeoBio from the following individuals or entities in the respective denominations, representing One Percent (100%) of the issued Equity Interests of Magna:

Named Shareholder                                                      Number of Units                                Percentage of Magna Held
_______________________

1.
2.
3.

_______________                                _____________________
Total Units:                                                                                                100%

Schedule 2.05(a)-- Existing and Ongoing Liabilities of Magna at Closing

Schedule 2.06(b)—Assumed Liabilities of Magna at Closing

Schedule 2.07--Federal Excise Taxes, Segment Fees Taxes and Employee Payroll Taxes payable by GeoBio upon Closing

Schedule 2.10-- Magna Contracts, Agreement or Leases

Exhibit 2.13(v)-- Consent of Members of Magna Energy Services, LLC
Pursuant to the Bylaws of Magna Energy Services, LLC and the provisions of New Mexico Law, the undersigned, being all of the Directors of Magna Energy Services, LLC (the “Company”), take the following action without a meeting of the Directors and consent to the adoption of the following resolution with the same force and effect as the unanimous vote of the Directors at a meeting scheduled and conducted for the purpose of taking such action:

WHEREAS, Jim Aduddell, Adam Kelly and Shawn Bohannon are the sole equity holders and members of the Company; and

WHEREAS, Jim Aduddell, Adam Kelly and Shawn Bohannon have negotiated a certain agreement for the purchase of all the shares of Equity Interests of Magna Energy Services, LLC with GeoBio Energy, Inc., a publicly-traded Colorado corporation (the “Agreement”); and

WHEREAS, a copy of said Agreement is on file in the Company’s records, the terms of which are incorporated herein by this reference; and

WHEREAS, the Directors have approved the Agreement.

NOW, THEREFORE, BE IT RESOLVED that the Agreement, including all terms and conditions therein contained, is hereby ratified by the Directors of the Company.

FURTHER RESOLVED that Jim Aduddell, Adam Kelly and Shawn Bohannon, in their capacities as members and managers and of the Company, are authorized to execute and deliver any and all documents required or which they otherwise deem appropriate to effectuate the Closing of the transaction contemplated by the Agreement and to perform such other and further acts on behalf of the Company as they may deem necessary or appropriate to carry out the intent of the Agreement and complete the transaction.

HEREBY RATIFYING all Jim Aduddell, Adam Kelly and Shawn Bohannon may undertake or do on behalf of the Company in respect to the above subject matter.

Dated this _____ day of _______________, 2010.

Managers/Equity Holders:

______________________________
Jim Aduddell

______________________________
Adam Kelly

______________________________
Shawn Bohannon